Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2014 Results

•	Fourth Quarter Highlights

[o]	Revenue of $186.2 Million After Giving Effect to $4 Million of Unfavorable Foreign Currency Impact
[o]	Non-GAAP EPS of $0.07; GAAP EPS of ($3.31) Includes a Net of Tax Non-Cash Goodwill Impairment Charge of $263 Million
[o]	Cash Flow from Operations of $27.1 Million; Full Year 2014 Cash Flow from Operations of $83 Million
[o]	Consolidated Adjusted EBITDA of $26 Million; Careers – North America EBITDA Margin of 24%
[o]	Announces “Reallocate to Accelerate” Program Designed to Align Resources with “All the People, All the Jobs” Strategy While Reducing Operating Expense
[o]	Provides Q4 2015 EBITDA Margin Guidance of 18-22%

Weston, MA, February 10, 2015 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter ended December 31, 2014.

“We are successfully implementing our ‘All the People, All the Jobs’ strategy. Bookings in our key core North American Careers segment increased on a year over year basis reflecting strong customer acceptance of our traditional and new product solutions. In Europe, bookings were negatively impacted by currency, but on a constant currency basis were essentially flat. Revenue lagged our expectations primarily because of weakness in the Euro. Despite this weakness in revenue, we delivered Non-GAAP EPS of $0.07 and improved EBITDA,” said Tim Yates, President and Chief Executive Officer.

“We are fully committed to delivering on the metrics we presented at our May 2014 Investor Conference and are making good progress on all of them. We are announcing a program designed to Reallocate maximum resources to our current Go To Market growth strategy. We believe this will Accelerate client adoption of our products and drive growth and profitability. The ‘Reallocate to Accelerate’ plan is anticipated to reduce annual operating expense by $38 million to $45 million and will cost $18 million to $23 million. We remain focused on improving profitability and plan to exit 2015 with a fourth quarter EBITDA margin of 18-22% and remain on target to achieving a 30-35% EBITDA margin by the second quarter of 2016.”

Business Highlights

•	Strong North American bookings results from Enterprise and Staffing accounts, driven by improvements in all product categories, including core job advertising and resume search

•	Traffic and engagement among job seekers remains strong. Mobile shows strength, increasing 27% year over year and now almost 40% of traffic and 42% of our job views originate via mobile

•	New Strategy of Reach, Connections, and Solutions progressing well with TalentBin, Talent CRM and Twitter Cards among new products gaining adoption

•	Company looking ahead with several more initiatives, including expanded Social Ads and the new job advertising platform

Fourth Quarter 2014 Results

Revenue of $186 million decreased 6% compared to the fourth quarter of 2013. Revenue in the fourth quarter of 2013 was $199 million. Revenue from the Company’s Careers—North America operations decreased 4% year-over-year and revenue from Careers—International decreased 9% year-over-year. Internet Advertising & Fees revenue for the fourth quarter of 2014 was $16 million compared to $18 million in the fourth quarter of 2013, a decrease of 11%. Historical quarterly revenue data is available in the Company’s supplemental financial information.

Total GAAP operating expenses were $516 million compared to $189 million in the fourth quarter 2013. The increase was a result of a pre-tax goodwill impairment charge of $326 million recorded in the fourth quarter of 2014. Net loss attributable to Monster for the fourth quarter of 2014 was $290 million, or ($3.31) per share, compared to net loss attributable to Monster of $20 million, or ($0.21) per share in the fourth quarter of 2013.

Non-GAAP net income attributable to Monster was $6 million or $0.07 per share, compared to $10 million, or $0.11 per share in the fourth quarter of 2013. Non-GAAP operating expenses of $172 million decreased 5% year over year. Adjusted EBITDA margin of 14% was led by Careers-North America with a 24% margin. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $27 million and free cash flow was $18 million. Deferred revenue grew sequentially to $301 million or 7% compared to $281 million as of September 30, 2014. The Company ended the quarter with total available liquidity of approximately $121 million.

Full Year Results

Monster Worldwide reported total revenue of $770 million for the year ended December 31, 2014 compared to $808 million in 2013, a 5% decrease. Monster Careers revenue decreased 4% to $706 million, compared to $735 million in 2013. Internet Advertising & Fees reported revenue of $64 million, compared to $73 million in 2013. The Company reported a net loss attributable to Monster of $289 million or ($3.29), compared to a net loss attributable to Monster of $0.5 million, or break-even per share, in 2013.

Impairment of Goodwill

In the fourth quarter of 2014, primarily due to the reduction in Monster’s market capitalization, the Company concluded that the carrying amount of goodwill exceeded its estimated fair value for both the Careers – North America and Internet Advertising & Fees operating segments. As a result, the Company recorded a pre-tax goodwill impairment charge of $263 million in Careers – North America and $63 million in Internet Advertising & Fees, for a total of $326 million, or $263 million on a net of tax basis. Tim Yates commented that: “The goodwill impairment does not in any way reflect management’s lack of confidence in our strategy or our ability to substantially improve EBITDA and EBITDA margins as outlined today.”

Reallocate to Accelerate

Monster today announced a series of cost savings initiatives to reduce costs globally while continuing to support our new strategy. The initiatives currently include a global workforce reduction of approximately 300 associates, or 7% of its full-time staff, consolidation of certain office facilities, and continuing discretionary-spending and office and general expense controls. The Company expects these reductions to result in annualized savings of approximately $38 million to $45 million, with the full impact of that savings beginning in the fourth quarter of 2015.

As a result of these initiatives, Monster expects to record a cumulative pre-tax charge within the range of $18 million to $23 million, all of which is expected to be cash expenditures. The majority of the associated charges are expected to be recorded in the first half of 2015.

Guidance

First quarter 2015 Non-GAAP EPS from continuing operations is expected to be in the range of $0.05 to $0.09, which excludes $5 million to $6 million of stock-based compensation, $1.2 million of non-cash debt discount amortization related to the convertible debt and restructuring charges related to our Reallocate to Accelerate program.

The Company expects to exit 2015 with a fourth quarter EBITDA margin of between 18-22%.

Historical data on Non-GAAP EPS is available in the Company’s supplemental financial information.

Conference Call and Webcast

Fourth quarter 2014 results will be discussed on Monster Worldwide’s quarterly conference call on February 10, 2015 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 66404167. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 66404167. This number is valid until midnight on February 19, 2015.

Contacts

Investors: Mike McGuinness, (212) 351-7110, michael.mcguinness@monster.com

Media:     Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the first quarter of 2015 or EBITDA margins for the fourth quarter of 2015 and the second quarter of 2016. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating (loss) income, operating margin, (loss) income from continuing operations, loss from discontinued operations, net of tax, and diluted (loss) earnings per share attributable to Monster Worldwide, Inc. all exclude certain proforma adjustments including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; non-cash impairment charges; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; severance charges primarily associated with the resignation of our former Chief Executive Officer, effective November 4, 2014; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; income tax provision related to the sale of a noncontrolling interest; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; gain on deconsolidation of subsidiaries, net; and charges related to exited facilities and acquisition related costs. The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, non-cash impairment charges, and non-cash costs incurred in connection with the Company’s restructuring programs. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above. The Company considers EBITDA and Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility as amended and restated in October 2014. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenue	$186,203	$198,718	$770,013	$807,579

Salaries and related	107,337	99,433	413,143	379,406
Office and general	50,450	50,461	206,974	205,397
Marketing and promotion	32,493	38,840	146,392	169,590
Restructuring and other special charges	—	—	—	19,995
Goodwill impairment	325,800	—	325,800	—

Total operating expenses	516,080	188,734	1,092,309	774,388

Operating (loss) income	(329,877)	9,984	(322,296)	33,191

Gain on deconsolidation of subsidiaries, net	—	—	11,828	—

Interest and other, net	(3,739)	(1,663)	(8,552)	(5,770)

(Loss) income before income taxes and loss in equity interests	(333,616)	8,321	(319,020)	27,421

(Benefit from) provision for income taxes	(45,503)	28,157	(35,291)	23,004
Loss in equity interests, net	(78)	(86)	(78)	(908)

(Loss) income from continuing operations	(288,191)	(19,922)	(283,807)	3,509

Loss from discontinued operations, net of tax	—	—	—	(3,798)

Net loss	(288,191)	(19,922)	(283,807)	(289)

Net income attributable to noncontrolling interest	(1,528)	(193)	(5,482)	(193)

Net loss attributable to Monster Worldwide, Inc.	$(289,719)	$(20,115)	$(289,289)	$(482)

* Basic (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(3.31)	$(0.21)	$(3.29)	$0.03
Loss from discontinued operations, net of tax	—	—	—	(0.04)

Basic (loss) earnings per share	$(3.31)	$(0.21)	$(3.29)	$—

* Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(3.31)	$(0.21)	$(3.29)	$0.03
Loss from discontinued operations, net of tax	—	—	—	(0.04)

Diluted (loss) earnings per share	$(3.31)	$(0.21)	$(3.29)	$—

Weighted average shares outstanding:

Basic	87,478	97,872	88,045	106,947

Diluted	87,478	97,872	88,045	107,913

EBITDA:

Operating (loss) income	$(329,877)	$9,984	$(322,296)	$33,191
Depreciation and amortization of intangibles	12,095	12,782	48,643	59,156
Stock-based compensation	11,439	8,226	35,357	25,391
Goodwill and other non cash impairments	326,800	—	326,800	—
Restructuring non-cash expenses	—	—	—	5,315

EBITDA	$20,457	$30,992	$88,504	$123,053

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2014	2013
Cash flows provided by operating activities:
Net loss	$(283,807)	$(289)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,643	59,156
Provision for doubtful accounts	1,707	2,367
Stock-based compensation	35,357	25,391
Deferred income taxes	(43,418)	28,574
Non-cash restructuring charges	—	5,315
Impairment of investment and indefinite lived intangible	2,070	—
Goodwill Impairment	325,800	—
Loss in equity interests, net	78	908
Gain on deconsolidation of subsidiaries	(13,647)	—
Amount reclassified from accumulated other comprehensive income	1,819	(23,109)
Tax benefit from change in uncertain tax positions	—	(14,355)
Excess income tax benefit from equity compensation plans	(199)	(5,907)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	40,567	8,018
Prepaid and other	(12,508)	14,573
Deferred revenue	(32,716)	(22,189)
Accounts payable, accrued liabilities and other	13,009	(44,631)

Total adjustments	366,562	34,111

Net cash provided by operating activities	82,755	33,822

Cash flows used for investing activities:
Capital expenditures	(39,843)	(32,616)
Payments for acquisitions, net of cash acquired	(27,005)	—
Investment in Alma Career Oy	(6,516)	—
Cash funded to and dividends received from equity investee and other	(2,163)	(6,266)
Capitalized patent defense costs	(4,539)	—

Net cash used for investing activities	(80,066)	(38,882)

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	146,400	69,500
Payments on borrowings on credit facilities	(192,300)	(91,599)
Proceeds from borrowings on term loan	90,000	—
Payments on borrowings on term loan	(91,625)	(6,875)
Proceeds from Convertible notes	143,750	—
Fees paid on the issuance of debt and purchase of capped call	(23,111)	—
Repurchase of common stock	(52,070)	(107,167)
Tax withholdings related to net share settlements of restricted stock awards and units	(10,565)	(6,061)
Excess income tax benefit from equity compensation plans	199	5,907
Dividend paid to minority holder	(3,021)	—
Net proceeds from sale of noncontrolling interest	—	86,523

Net cash provided by (used for) financing activities	7,657	(49,772)

Effects of exchange rates on cash	(4,630)	(4,772)

Net increase (decrease) in cash and cash equivalents	5,716	(59,604)
Cash and cash equivalents, beginning of period	88,581	148,185

Cash and cash equivalents, end of period	$94,297	$88,581

Free cash flow:

Net cash provided by operating activities	$82,755	$33,822
Less: Capital expenditures	(39,843)	(32,616)

Free cash flow	$42,912	$1,206

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2014	December 31, 2013
Assets:

Cash and cash equivalents	$94,297	$88,581
Accounts receivable, net	282,523	332,675
Property and equipment, net	119,729	124,169
Goodwill and intangibles, net	571,124	919,576
Investment in unconsolidated affiliates	20,700	220
Other assets	128,778	121,036

Total Assets	$1,217,151	$1,586,257

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other current liabilities	$159,027	$167,306
Deferred revenue	300,724	342,156
Current portion of long-term debt	9,563	9,375
Long-term income taxes payable	54,636	53,078
Long-term debt, net, less current portion	201,821	125,900
Other long-term liabilities	16,635	44,297

Total Liabilities	$742,406	$742,112

Stockholders’ Equity	474,745	844,145

Total Liabilities and Stockholders’ Equity	$1,217,151	$1,586,257

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP

Revenue	$186,203	$—		$186,203	$198,718	$—		$198,718

Salaries and related	107,337	(16,413	)a	90,924	99,433	(8,226	)a	91,207
Office and general	50,450	(1,500	)d	48,950	50,461	—		50,461
Marketing and promotion	32,493	—		32,493	38,840	—		38,840
Restructuring and other special charges	—	—		—	—	—		—
Goodwill impairment	325,800	(325,800	)e	—	—	—		—

Total operating expenses	516,080	(343,713)		172,367	188,734	(8,226)		180,508

Operating (loss) income	(329,877)	343,713		13,836	9,984	8,226		18,210
Operating margin	-177.2%			7.4%	5.0%			9.2%

Interest and other, net	(3,739)	2,361	g	(1,378)	(1,663)	—		(1,663)

(Loss) income before income taxes and loss in equity interests	(333,616)	346,074		12,458	8,321	8,226		16,547

(Benefit from) provision for income taxes	(45,503)	49,868	i	4,365	28,157	(22,366	)i	5,791
Loss in equity interests, net	(78)	—		(78)	(86)	—		(86)

(Loss) income from continuing operations	(288,191)	296,206		8,015	(19,922)	30,592		10,670

Net (loss) income	(288,191)	296,206		8,015	(19,922)	30,592		10,670

Net income attributable to noncontrolling interest	(1,528)	—		(1,528)	(193)	—		(193)

Net (loss) income attributable to Monster Worldwide, Inc.	$(289,719)	$296,206		$6,487	$(20,115)	$30,592		$10,477

Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.	$(3.31)	$3.38		$0.07	$(0.21)	$0.31		$0.11

Weighted average shares outstanding:
Diluted	87,478			90,664	97,872			98,655

	Twelve Months Ended December 31, 2014				Twelve Months Ended December 31, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP

Revenue	$770,013	$—		$770,013	$807,579	$—		$807,579

Salaries and related	413,143	(40,331	)a	372,812	379,406	(25,391	)a	354,015
Office and general	206,974	(8,729	)d	198,245	205,397	(2,920	)b	202,477
Marketing and promotion	146,392	—		146,392	169,590	—		169,590
Restructuring and other special charges	—	—		—	19,995	(19,995	)c	—
Goodwill impairment	325,800	(325,800	)e	—	—	—		—

Total operating expenses	1,092,309	(374,860)		717,449	774,388	(48,306)		726,082

Operating (loss) income	(322,296)	374,860		52,564	33,191	48,306		81,497
Operating margin	-41.9%			6.8%	4.1%			10.1%

Gain on deconsolidation of subsidiaries, net	11,828	(11,828	)f	—	—	—		—

Interest and other, net	(8,552)	2,361	g	(6,191)	(5,770)	—		(5,770)

(Loss) income before income taxes and loss in equity interests	(319,020)	365,393		46,373	27,421	48,306		75,727

(Benefit from) provision for income taxes	(35,291)	50,670	i,j	15,379	23,004	3,528	h,i	26,532
(Loss) income in equity interests, net	(78)	—		(78)	(908)	—		(908)

(Loss) income from continuing operations	(283,807)	314,723		30,916	3,509	44,778		48,287

Loss from discontinued operations, net of tax	—	—		—	(3,798)	3,798	k	—

Net (loss) income	(283,807)	314,723		30,916	(289)	48,576		48,287

Net income attributable to noncontrolling interest	(5,482)	—		(5,482)	(193)	—		(193)

Net (loss) income attributable to Monster Worldwide, Inc.	$(289,289)	$314,723		$25,434	$(482)	$48,576		$48,094

* Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(3.29)	$3.56		$0.28	$0.03	$0.41		$0.45
Loss from discontinued operations, net of tax	—	—		—	(0.04)	0.04		—

Diluted (loss) earnings per share	(3.29)	$3.56		$0.28	$—	$0.45		$0.45

Weighted average shares outstanding:
Diluted	88,045			91,091	107,913			107,913

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation, including $4.4m of expense associated with the acceleration of shares in connection with the resignation of the former CEO. Additionally, includes $5m of cash separation costs associated with the former CEO’s resignation.
b	Costs directly associated with our previously announced review of strategic alternatives.
c	Restructuring related charges pertaining to our November 2012 restructuring program which include costs related to the reduction in the Company’s workforce, fixed asset write-offs, and costs relating to the consolidation of certain office facilities.
d	Charges related to exited facilities primarily associated with the move to the Company’s new corporate headquarters in Weston, MA. In addition, the Company recorded a $1m impairment on an indefinite lived intangible in the Q4 2014.
e	Goodwill impairment charge resulting from our 2014 annual impairment test.
f	Gain on deconsolidation of subsidiaries, net
g	Amortization of the debt discount related to the Company’s convertible senior notes as well as an impairment to a cost method investment in Q4 2014.
h	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions and a tax benefit due to certain losses arising from the Company’s November 2012 restructuring program.
i	Non-GAAP income tax adjustment is calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances. This Non-GAAP adjustment also includes a tax benefit of approximately $63.0m related to a goodwill impairment charge in Q4 2014, and a provision of approximately $18.0m for the tax effect on the sale of a noncontrolling interest in South Korea in Q4 2013.
j	Non-GAAP adjustment income tax adjustment includes provision for gain on deconsolidation of subsidiaries, net.
k	Discontinued operations related to the Company’s sale of ChinaHR and the exit of its businesses in Latin America and Turkey.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended December 31, 2014	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$106,433	$63,717	$16,053		$186,203

Operating income (loss) - GAAP	$(246,626)	$(5,315)	$(59,221)	$(18,715)	$(329,877)
Non GAAP Adjustments	266,604	2,436	63,164	11,509	343,713

Operating income (loss) - Non GAAP	$19,978	$(2,879)	$3,943	$(7,206)	$13,836

EBITDA	$25,710	$1,163	$4,757	$(11,173)	$20,457
Non GAAP Adjustments	278	547	45	4,604	5,474

Adjusted EBITDA	$25,988	$1,710	$4,802	$(6,569)	$25,931

Operating margin - GAAP	(231.7%)	(8.3%)	(368.9%)		(177.2%)
Operating margin - Non GAAP	18.8%	(4.5%)	24.6%		7.4%

EBITDA margin	24.2%	1.8%	29.6%		11.0%
Adjusted EBITDA margin	24.4%	2.7%	29.9%		13.9%

Three Months Ended December 31, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$111,000	$69,687	$18,031		$198,718

Operating income (loss) - GAAP	$16,968	$(3,226)	$6,016	$(9,774)	$9,984
Non GAAP Adjustments	3,347	431	737	3,711	8,226

Operating income (loss) - Non GAAP	$20,315	$(2,795)	$6,753	$(6,063)	$18,210

EBITDA	$26,375	$2,663	$7,792	$(5,838)	$30,992

Adjusted EBITDA	$26,375	$2,663	$7,792	$(5,838)	$30,992

Operating margin - GAAP	15.3%	(4.6%)	33.4%		5.0%
Operating margin - Non GAAP	18.3%	(4.0%)	37.5%		9.2%

EBITDA margin	23.8%	3.8%	43.2%		15.6%
Adjusted EBITDA margin	23.8%	3.8%	43.2%		15.6%

Twelve Months Ended December 31, 2014	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$436,946	$269,064	$64,003		$770,013

Operating income (loss) - GAAP	$(198,294)	$(25,129)	$(48,624)	$(50,249)	$(322,296)
Non GAAP Adjustments	277,652	9,052	64,707	23,449	374,860

Operating income (loss) - Non GAAP	$79,358	$(16,077)	$16,083	$(26,800)	$52,564

EBITDA	$99,804	$2,078	$19,360	$(32,738)	$88,504
Non GAAP Adjustments	3,869	1,072	325	7,437	12,703

Adjusted EBITDA	$103,673	$3,150	$19,685	$(25,301)	$101,207

Operating margin - GAAP	(45.4%)	(9.3%)	(76.0%)		(41.9%)
Operating margin - Non GAAP	18.2%	(6.0%)	25.1%		6.8%

EBITDA margin	22.8%	0.8%	30.2%		11.5%
Adjusted EBITDA margin	23.7%	1.2%	30.8%		13.1%

Twelve Months Ended December 31, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$446,274	$288,623	$72,682		$807,579

Operating income (loss) - GAAP	$65,009	$(18,596)	$24,492	$(37,714)	$33,191
Non GAAP Adjustments	17,909	13,661	2,475	14,261	48,306

Operating income (loss) - Non GAAP	$82,918	$(4,935)	$26,967	$(23,453)	$81,497

EBITDA	$106,540	$11,493	$30,988	$(25,968)	$123,053
Non GAAP Adjustments	7,543	6,480	341	3,236	17,600

Adjusted EBITDA	$114,083	$17,973	$31,329	$(22,732)	$140,653

Operating margin - GAAP	14.6%	(6.4%)	33.7%		4.1%
Operating margin - Non GAAP	18.6%	(1.7%)	37.1%		10.1%

EBITDA margin	23.9%	4.0%	42.6%		15.2%
Adjusted EBITDA margin	25.6%	6.2%	43.1%		17.4%